Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in the Registration Statement (Form S-3) and related prospectus of BioDelivery Sciences International, Inc., dated June 19, 2009, for the registration of 322,500 shares of its common stock, and to the incorporation by reference therein of our report, dated March 20, 2009, with respect to the consolidated financial statements of BioDelivery Sciences International, Inc. and subsidiaries included in its Form10-K filed March 20, 2009 with the Securities and Exchange Commission.

Tampa, Florida

June 19, 2009